UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report /Date of earliest event reported: December 5, 2005

COMSTOCK HOMEBUILDING COMPANIES, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11465 SUNSET HILLS ROAD, SUITE 510
RESTON, VIRGINIA 20910

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (703) 883-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                             Regulation FD Disclosure.

On December 5, 2005, Comstock Homebuilding Companies, Inc. (the “Company”) issued guidance for the fourth quarter of 2005 of $1.01 to $1.10 diluted earnings per share on an estimated 14.3 million shares outstanding and adjusted its guidance for fiscal year 2005 to $2.50 to $2.60 diluted earnings per share based on an estimated 13.1 million weighted average shares outstanding.

The information contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section.  The information in this Item shall not be incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01                                             Other Events.

A.                                                  On December 5, the Company issued a press release announcing that it intends to make a private offering of $150 million of Senior Subordinated Notes due January 2011 to qualified institutional buyers and non-U.S. persons.  A copy of the press release is furnished herewith as Exhibit 99.1.

B.                                                    The Company noted that while the adjusted guidance discussed under Item 7.01 above is slightly lower than previous guidance, it is still greater than the initial guidance provided by the Company on March 1, 2005 of $2.15, which when adjusted for the current estimated weighted average share count for 2005 equates to approximately $1.98 per share.

Item 9.01.                                          Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
Number	Description

99.1	Press Release by Comstock Homebuilding Companies, Inc., dated December 5, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 5, 2005

COMSTOCK HOMEBUILDING COMPANIES, INC.

By:	/s/ Jubal R. Thompson
Jubal R. Thompson
General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number

99.1	Press Release by Comstock Homebuilding Companies, Inc., dated December 5, 2005.